EXHIBIT 99.1

                           FINANCIAL STATEMENTS

                       ATLANTIC TELCO JOINT VENTURE
                              BALANCE SHEETS
                        (UNAUDITED, IN THOUSANDS)

         ASSETS                                         3/31/94    12/31/93
                                                        -------    --------
Current assets:
   Cash and cash equivalents. . . . . . . . . . .        $  887      $1,009
   Accounts receivable, net of allowance for
    doubtful accounts . . . . . . . . . . . . . .           315         339
   Inventory. . . . . . . . . . . . . . . . . . .           375         373
   Prepaid expenses and other current assets. . .            24          32
                                                         ------      ------
      Total current assets. . . . . . . . . . . .         1,601       1,753

Property and equipment, net . . . . . . . . . . .         4,474       4,594
                                                         ------      ------

      Total assets. . . . . . . . . . . . . . . .        $6,075      $6,347
                                                         ======      ======

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses. . . . .        $  807      $  798
                                                         ------      ------

      Total current liabilities . . . . . . . . .           807         798

Notes payable and long term debt. . . . . . . . .         3,025       3,310
                                                         ------      ------

      Total liabilities . . . . . . . . . . . . .         3,832       4,108
                                                         ------      ------

Commitments and contingencies . . . . . . . . . .           -          -

Shareholders' equity:
   Capital. . . . . . . . . . . . . . . . . . . .         2,015       2,239
   Retained earnings. . . . . . . . . . . . . . .           228        -
                                                         ------      ------

      Total shareholders' equity. . . . . . . . .         2,243       2,239
                                                         ------      ------
      Total liabilities and shareholders'
       equity . . . . . . . . . . . . . . . . . .        $6,075      $6,347
                                                         ======      ======

The accompanying notes are an integral part of these financial statements.

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                         ATLANTIC TELCO JOINT VENTURE
                            STATEMENTS OF INCOME
                          (UNAUDITED, IN THOUSANDS)

                                                         THREE MONTHS ENDED,
                                                         -------------------
                                                         3/31/94     3/31/93
                                                         -------     -------
Revenues:
 Coin calls . . . . . . . . . . . . . . . . . . .         $1,951      $1,787
 Non-coin calls . . . . . . . . . . . . . . . . .            464         498
 Service and other. . . . . . . . . . . . . . . .              9         476
                                                          ------      ------

    Total revenues. . . . . . . . . . . . . . . .          2,424       2,761
                                                          ------      ------

Costs and expenses:
 Telephone charges. . . . . . . . . . . . . . . .            800         733
 Commissions. . . . . . . . . . . . . . . . . . .            627         478
 Field services and collection. . . . . . . . . .            187         183
 Selling, general, and administrative . . . . . .            386         395
 Depreciation and amortization. . . . . . . . . .            145         143
 Interest . . . . . . . . . . . . . . . . . . . .             51          86
                                                          ------      ------

    Total costs and expenses. . . . . . . . . . .          2,196       2,018
                                                          ------      ------

Income before taxes . . . . . . . . . . . . . . .            228         743

Provision for income taxes. . . . . . . . . . . .            -           -
                                                          ------      ------

Net income. . . . . . . . . . . . . . . . . . . .         $  228      $  743
                                                          ======      ======

The accompanying notes are an integral part of these financial statements.

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                        ATLANTIC TELCO JOINT VENTURE
                          STATEMENTS OF CASH FLOWS
                          (UNAUDITED, IN THOUSANDS)

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                          ------------------
                                                          1994          1993
                                                          ----          ----
Cash flows from operating activities:
 Net income. . . . . . .  . . . . . . . . . . . .        $ 228          $ 886
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Income from cancellation of indebtedness . . .           -            (470)
   Depreciation and amortization. . . . . . . . .          145            143
   Deferred income taxes. . . . . . . . . . . . .          (18)           (16)
   Changes in assets and liabilities:
   Decrease (increase) in trade accounts
    receivable. . . . . . . . . . . . . . . . . .           24             (7)
   Increase in inventory. . . . . . . . . . . . .           (2)            -
   Decrease (increase) in prepaid and
    other assets. . . . . . . . . . . . . . . . .            8            (35)
   Increase (decrease) in accounts payable and
    accrued expenses. . . . . . . . . . . . . . .           26            (69)
                                                         -----         ------

      Net cash provided by operating activities .          411            432
                                                         -----         ------

Cash flows from investing activities:
    Purchase of property and equipment . . . . .           (24)          (330)
                                                         -----         ------

      Net cash used in investing activities . . .          (24)          (330)
                                                         -----         ------

Cash flows from financing activities:
 Distributions to partners. . . . . . . . . . . .         (224)          (500)
 Payment of long-term notes to bank . . . . . . .         (285)          (515)
                                                         -----         ------

      Net cash used in financing activities . . .         (509)        (1,015)
                                                         -----         ------

Decrease in cash and cash equivalents . . . . . .         (123)          (913)
Cash and cash equivalents, beginning of year. . .        1,009          1,629
                                                         -----         ------
Cash and cash equivalents, end of year. . . . . .        $ 887         $  716
                                                         =====         ======

The accompanying notes are an integral part of these financial statements.

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                        ATLANTIC TELCO JOINT VENTURE
                       NOTES TO FINANCIAL STATEMENTS
                     MARCH 31, 1994 AND MARCH 31, 1993
                                (UNAUDITED)

NOTE 1 - UNAUDITED INTERIM INFORMATION:

The accompanying interim consolidated financial data is unaudited, however, in the opinion of management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

The results of operations for the three months ended March 31, 1994 are not necessarily indicative of the results to be expected for the year ending December 31, 1994.


The interim unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1994.


NOTE 2 - NOTES PAYABLE AND LONG-TERM DEBT:

During March 1993, the venture recorded a gain on the cancellation of indebtedness of approximately $470,000. The venture repaid certain outstanding debt balances prior to the original due date for a reduced principal amount.
The resulting gain is included in "service and other" revenues in the accompanying statements of income.

NOTE 3 - SUBSEQUENT EVENTS:

In June 1994, the venture partners sold certain assets of the venture consisting primarily of telephone equipment and the related location contracts for approximately $11.5 million in cash to Peoples Telephone Company, Inc.